Exhibit 4.1

OCZ TECHNOLOGY
PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP XXXXXX XX X
Holder ID XXXXXXXXXX
Insurance Value 1,000,000.00
Number of Shares 123456
DTC 12345678 123456789012345

Certificate Numbers		**Num/No.**	**Denom.**	**Total**
1234567890/1234567890	1	1	1	
1234567890/1234567890	2	2	2	
1234567890/1234567890	3	3	3	
1234567890/1234567890	4	4	4	
1234567890/1234567890	5	5	5	
1234567890/1234567890	6	6	6	
Total Transaction			7	

016570 | 003590 | 127C | RESTRICTED | 114 | 057-423

COMMON STOCK

OCZ TECHNOLOGY

COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

CERTIFICATE NUMBER
ZQ 000000

OCZ TECHNOLOGY GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES
600620****
600620**
****600620****
*****600620***
******600620**

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE
& MR. SAMPLE & MRS. SAMPLE

CUSIP 67086E 30 3

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

* * * SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY * * *

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

OCZ Technology Group, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Chief Executive Officer

[seal]
OCZ TECHNOLOGY GROUP
INCORPORATED
2004
DELAWARE

By__________________________
AUTHORIZED SIGNATURE

Secretary

SECURITY INSTRUCTIONS ON REVERSE

OCZ TECHNOLOGY GROUP, INC. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. THIS CERTIFICATE ALSO EVIDENCES AND ENTITIES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN AN AGREEMENT BETWEEN OCZ TECHNOLOGY GROUP, INC. AND COMPUTERSHARE TRUST COMPANY, N.A., DATED AS OF OCTOBER 25, 2011, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF OCZ TECHNOLOGY GROUP, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE AGREEMENT, SUCH RIGHTS (AS DEFINED IN THE AGREEMENT) WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. OCZ TECHNOLOGY GROUP, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS SET FORTH IN THE AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON (AS DEFINED IN THE AGREEMENT) WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT) BECOME NULL AND VOID AND MAY NOT THEREAFTER BE EXERCISED OR TRANSFERRED. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common TEN ENT—as tenants by the entireties JT TEN—as joint tenants with right of survivorship UNIF GIFT MIN ACT—            Custodian            (Cust) (Minor) under Uniform Gifts to Minors Act             (State) UNIF TRF MIN ACT—            Custodian (until age            ) (Cust)             under Uniform Transfers to Minors Act             (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received,             hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated: 20 Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.